Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces First Quarter 2025 Results

●	Continued productivity gains driven by technology, training, and network design
●	Record Managed solution shipment levels despite challenging freight environment
●	Over $24 million returned to shareholders through share repurchases and dividends

FORT SMITH, Arkansas, April 29, 2025 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported first quarter 2025 revenue of $967.1 million, compared to $1.0 billion in first quarter 2024. Net income from continuing operations was $3.1 million, or $0.13 per diluted share, compared to a net loss of $2.9 million, or $0.12 per diluted share in the prior year. On a non-GAAP basis, first quarter 2025 net income was $11.9 million, or $0.51 per diluted share, compared to $32.3 million, or $1.34 per diluted share in the prior year.

"I want to thank our employees for their commitment to excellence as they serve customers,” said Judy R. McReynolds, ArcBest Chairman and CEO. “Customers need trusted partners to help them navigate the ever-changing environment, and I’m proud of our employees for working hand-in-hand with customers to develop solutions, solve challenges and build trust.”

Results of Operations Comparisons

Asset-Based

First Quarter 2025 Versus First Quarter 2024

●	Revenue of $646.3 million compared to $671.5 million, a per-day decrease of 3.0 percent
●	Total tonnage per day decrease of 4.3 percent
●	Total shipments per day were flat
●	Total billed revenue per hundredweight increase of 1.7 percent
●	Operating income of $26.4 million and an operating ratio of 95.9 percent, compared to $53.5 million and an operating ratio of 92.0 percent

Asset-Based first quarter tonnage declines were driven by a 3.9 percent decrease in weight per shipment and flat daily shipments. Prolonged manufacturing sector weakness continues to negatively impact weight per shipment metrics and profitability. Productivity improvements of 1.1 percent and other cost initiatives helped mitigate the impact of the soft market environment, higher insurance and healthcare costs, and annual labor cost increases associated with ABF’s union contract.

Customer contract renewals and deferred pricing agreements saw an average increase of 4.9 percent during the quarter. Price improvements were offset by declining fuel costs. Excluding fuel surcharges, revenue per hundredweight increased in the low- to mid-single digits, year-over-year. Overall, LTL industry pricing remains rational.

Compared sequentially to the fourth quarter of 2024, first quarter 2025 revenue per day decreased 3.9 percent. Weight per shipment declined 1.7 percent and shipments per day declined by 1.1 percent, resulting in a 2.7 percent decrease in tonnage per day. Billed revenue per hundredweight was flat. Lower tonnage, offset in part by cost savings, resulted in the operating ratio increase of 390 basis points sequentially, which was within the historical seasonality range of a 350 to 400 basis point increase.

Asset-Light

First Quarter 2025 Versus First Quarter 2024

●	Revenue of $356.0 million compared to $396.4 million, a per-day decrease of 9.5 percent
●	Operating loss of $4.4 million compared to operating loss of $15.3 million
●	On a non-GAAP basis, operating loss of $1.2 million compared to operating loss of $4.7 million
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of $0.2 million compared to negative $2.9 million

Compared to the first quarter of 2024, Asset-Light revenues were impacted by lower revenue per shipment associated with the soft rate environment and a higher mix of managed transportation business, which has smaller shipment sizes and lower revenue per shipment metrics. Shipments per day were lower by 3.7 percent, from a strategic reduction in less profitable truckload volumes, which offset the continued strength in shipment growth for our Managed solution. The segment benefitted from improved margins, lower operating costs and productivity improvements, as shipments per employee per day improved 23.6 percent, on a year-over-year basis. However, the soft freight environment and excess truckload capacity continued to impact results.

Compared sequentially to fourth quarter 2024, first quarter 2025 daily revenue was down 7.4 percent, as shipments per day decreased 1.4 percent, and revenue per shipment decreased 6.1 percent. Shipments per employee per day improved 5.0 percent, margins expanded, and operating costs were managed lower, resulting in a $4.7 million improvement in the non-GAAP operating loss.

Conference Call

ArcBest will host a conference call with company executives to discuss the quarterly results. The call will be today, Tuesday, April 29, 2025, at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 715-9871 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on April 29, 2025, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on May 13, 2025. To listen to the playback, dial (800) 770-2030. The conference call ID for the live conference call and the playback is 6423434. The conference call and playback can also be accessed through May 13, 2025, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems, including but not limited to licensed software; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; establishing and maintaining adequate internal controls over financial reporting; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, health epidemics, geopolitical conflicts, acts of war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31
	2025	2024

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$967,077	$1,036,419

OPERATING EXPENSES	960,447	1,013,984

OPERATING INCOME	6,630	22,435

OTHER INCOME (COSTS)
Interest and dividend income	1,150	3,315
Interest and other related financing costs	(2,755)	(2,228)
Other, net	(851)	(28,199)
	(2,456)	(27,112)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,174	(4,677)

INCOME TAX PROVISION (BENEFIT)	1,043	(1,765)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	3,131	(2,912)

INCOME FROM DISCONTINUED OPERATIONS, net of tax(1)	—	600

NET INCOME (LOSS)	$3,131	$(2,312)

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$0.13	$(0.12)
Discontinued operations(1)	—	0.03
	$0.13	$(0.10)

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$0.13	$(0.12)
Discontinued operations(1)	—	0.03
	$0.13	$(0.10)

AVERAGE COMMON SHARES OUTSTANDING
Basic	23,198,805	23,561,309
Diluted	23,272,766	23,561,309

1)	Represents adjustments related to the gain on sale of FleetNet America® (“FleetNet”), which sold on February 28, 2023.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	March 31	December 31
	2025	2024

	(Unaudited)
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$74,122	$127,444
Short-term investments	24,552	29,759
Accounts receivable, less allowances (2025 - $8,269; 2024 - $8,257)	414,133	394,838
Other accounts receivable, less allowances (2025 - $656; 2024 - $648)	25,027	36,055
Prepaid expenses	46,666	47,860
Prepaid and refundable income taxes	29,106	28,641
Other	11,557	11,045
TOTAL CURRENT ASSETS	625,163	675,642

PROPERTY, PLANT AND EQUIPMENT
Land and structures	530,957	520,119
Revenue equipment	1,160,332	1,166,161
Service, office, and other equipment	352,383	351,907
Software	185,526	182,396
Leasehold improvements	33,368	32,263
	2,262,566	2,252,846
Less allowances for depreciation and amortization	1,199,180	1,186,800
PROPERTY, PLANT AND EQUIPMENT, net	1,063,386	1,066,046

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	85,449	88,615
OPERATING RIGHT-OF-USE ASSETS	228,684	192,753
DEFERRED INCOME TAXES	9,273	9,536
OTHER LONG-TERM ASSETS	90,176	92,386
TOTAL ASSETS	$2,406,884	$2,429,731

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$166,869	$168,943
Accrued expenses	356,702	398,700
Current portion of long-term debt	66,692	63,978
Current portion of operating lease liabilities	34,080	34,364
TOTAL CURRENT LIABILITIES	624,343	665,985

LONG-TERM DEBT, less current portion	147,528	125,156
OPERATING LEASE LIABILITIES, less current portion	214,606	189,978
POSTRETIREMENT LIABILITIES, less current portion	13,378	13,361
DEFERRED INCOME TAXES	79,315	78,649
OTHER LONG-TERM LIABILITIES	32,970	42,240

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2025: 30,402,056 shares; 2024: 30,401,768 shares	304	304
Additional paid-in capital	331,944	329,575
Retained earnings	1,435,596	1,435,250
Treasury stock, at cost, 2025: 7,373,609 shares; 2024: 7,114,844 shares	(473,029)	(451,039)
Accumulated other comprehensive income (loss)	(71)	272
TOTAL STOCKHOLDERS’ EQUITY	1,294,744	1,314,362
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,406,884	$2,429,731

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
	2025	2024

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$3,131	$(2,312)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	36,764	33,616
Amortization of intangibles	3,200	3,217
Share-based compensation expense	2,383	2,889
Provision for losses on accounts receivable	1,129	1,055
Change in deferred income taxes	764	(12,548)
(Gain) loss on sale of property and equipment	(49)	217
Pre-tax gain on sale of discontinued operations	—	(806)
Change in fair value of contingent consideration	—	7,320
Change in fair value of equity investment	—	28,739
Changes in operating assets and liabilities:
Receivables	(9,615)	35,059
Prepaid expenses	1,194	(2,198)
Other assets	156	(1,218)
Income taxes	(248)	(8,305)
Operating right-of-use assets and lease liabilities, net	(11,587)	(7,710)
Accounts payable, accrued expenses, and other liabilities	(49,543)	(70,548)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(22,321)	6,467

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(14,523)	(55,049)
Proceeds from sale of property and equipment	3,276	1,292
Purchases of short-term investments	—	(5,236)
Proceeds from sale of short-term investments	5,236	5,635
Capitalization of internally developed software	(3,122)	(3,635)
NET CASH USED IN INVESTING ACTIVITIES	(9,133)	(56,993)

FINANCING ACTIVITIES
Borrowings under credit facilities	25,000	—
Payments on long-term debt	(17,317)	(16,767)
Net change in book overdrafts	(4,762)	(2,850)
Payment of common stock dividends	(2,785)	(2,828)
Purchases of treasury stock	(21,990)	(15,652)
Payments for tax withheld on share-based compensation	(14)	(748)
NET CASH USED IN FINANCING ACTIVITIES	(21,868)	(38,845)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(53,322)	(89,371)
Cash and cash equivalents at beginning of period	127,444	262,226
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$74,122	$172,855

NONCASH INVESTING ACTIVITIES
Equipment financed	$17,403	$—
Accruals for equipment received	$1,236	$915
Lease liabilities arising from obtaining right-of-use assets	$32,909	$5,694

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended
	March 31
	2025		2024

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$646,294		$671,467
Asset-Light	356,012		396,363
Other and eliminations	(35,229)		(31,411)
Total consolidated revenues from continuing operations	$967,077		$1,036,419

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$344,141	53.2%	$344,999	51.4%
Fuel, supplies, and expenses	77,642	12.0	81,044	12.1
Operating taxes and licenses	13,112	2.0	13,529	2.0
Insurance	17,963	2.8	14,482	2.1
Communications and utilities	5,810	0.9	4,799	0.7
Depreciation and amortization	30,590	4.7	27,007	4.0
Rents and purchased transportation	67,161	10.4	65,671	9.8
Shared services	62,443	9.7	64,914	9.7
Loss on sale of property and equipment	23	—	149	—
Other	992	0.2	1,417	0.2
Total Asset-Based	619,877	95.9%	618,011	92.0%

Asset-Light
Purchased transportation	$304,614	85.6%	$344,122	86.8%
Salaries, wages, and benefits	25,549	7.2	30,304	7.6
Supplies and expenses	1,739	0.5	2,809	0.7
Depreciation and amortization(1)	4,618	1.3	5,078	1.3
Shared services	17,981	5.0	16,274	4.1
Contingent consideration(2)	—	—	7,320	1.8
Other	5,891	1.6	5,714	1.5
Total Asset-Light	360,392	101.2%	411,621	103.8%

Other and eliminations(3)	(19,822)		(15,648)
Total consolidated operating expenses from continuing operations	$960,447	99.3%	$1,013,984	97.8%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$26,417		$53,456
Asset-Light	(4,380)		(15,258)
Other and eliminations(3)	(15,407)		(15,763)
Total consolidated operating income from continuing operations	$6,630		$22,435

1)	Includes amortization of intangibles associated with acquired businesses.
2)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025, including catch-up provisions.
3)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, net income (loss) or earnings per share, as determined under GAAP.

	Three Months Ended
	March 31
	2025	2024

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$6,630	$22,435
Innovative technology costs, pre-tax(1)	7,513	9,698
Purchase accounting amortization, pre-tax(2)	3,192	3,192
Change in fair value of contingent consideration, pre-tax(3)	—	7,320
Non-GAAP amounts	$17,335	$42,645

Net Income (Loss) from Continuing Operations
Amounts on GAAP basis	$3,131	$(2,912)
Innovative technology costs, after-tax (includes related financing costs)(1)	5,724	7,440
Purchase accounting amortization, after-tax(2)	2,398	2,401
Change in fair value of contingent consideration, after-tax(3)	—	5,505
Change in fair value of equity investment, after-tax(4)	—	21,603
Life insurance proceeds and changes in cash surrender value	687	(1,233)
Tax benefit from vested RSUs(5)	(3)	(487)
Non-GAAP amounts	$11,937	$32,317

Diluted Earnings Per Share from Continuing Operations(6)
Amounts on GAAP basis	$0.13	$(0.12)
Innovative technology costs, after-tax (includes related financing costs)(1)	0.25	0.31
Purchase accounting amortization, after-tax(2)	0.10	0.10
Change in fair value of contingent consideration, after-tax(3)	—	0.23
Change in fair value of equity investment, after-tax(4)	—	0.90
Life insurance proceeds and changes in cash surrender value	0.03	(0.05)
Tax benefit from vested RSUs(5)	—	(0.02)
Non-GAAP amounts(7)	$0.51	$1.34

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended
	March 31
	2025		2024

Segment Operating Income (Loss) Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$26,417	95.9%	$53,456	92.0%

Asset-Light Segment
Operating Loss ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$(4,380)	101.2%	$(15,258)	103.8%
Purchase accounting amortization, pre-tax(2)	3,192	(0.9)	3,192	(0.8)
Change in fair value of contingent consideration, pre-tax(3)	—	—	7,320	(1.8)
Non-GAAP amounts(7)	$(1,188)	100.3%	$(4,746)	101.2%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(15,407)		$(15,763)
Innovative technology costs, pre-tax(1)	7,513		9,698
Non-GAAP amounts	$(7,894)		$(6,065)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended March 31, 2025
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$6,630	$(2,456)	$4,174	$1,043	$3,131	25.0%
Innovative technology costs(1)	7,513	98	7,611	1,887	5,724	24.8
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Life insurance proceeds and changes in cash surrender value	—	687	687	—	687	—
Tax benefit from vested RSUs(5)	—	—	—	3	(3)	—
Non-GAAP amounts	$17,335	$(1,671)	$15,664	$3,727	$11,937	23.8%

	Three Months Ended March 31, 2024
		Other	Income (Loss)	Income Tax	Net
CONTINUING OPERATIONS	Operating	Income	Before Income	Provision	Income
	Income	(Costs)	Taxes	(Benefit)	(Loss)	Tax Rate(8)
Amounts on GAAP basis	$22,435	$(27,112)	$(4,677)	$(1,765)	$(2,912)	(37.7)%
Innovative technology costs(1)	9,698	195	9,893	2,453	7,440	24.8
Purchase accounting amortization(2)	3,192	—	3,192	791	2,401	24.8
Change in fair value of contingent consideration(3)	7,320	—	7,320	1,815	5,505	24.8
Change in fair value of equity investment(4)	—	28,739	28,739	7,136	21,603	24.8
Life insurance proceeds and changes in cash surrender value	—	(1,233)	(1,233)	—	(1,233)	—
Tax benefit from vested RSUs(5)	—	—	—	487	(487)	—
Non-GAAP amounts	$42,645	$589	$43,234	$10,917	$32,317	25.3%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment, changes in the fair values of contingent consideration and equity investment, which are significant expenses or gains resulting from strategic decisions or other factors rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income (loss) from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating loss, as other income (costs), income taxes, and net income (loss) from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended
	March 31
	2025	2024

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income (Loss) from Continuing Operations	$3,131	$(2,912)
Interest and other related financing costs	2,755	2,228
Income tax provision (benefit)	1,043	(1,765)
Depreciation and amortization(9)	39,964	36,833
Amortization of share-based compensation	2,383	2,889
Change in fair value of contingent consideration(3)	—	7,320
Change in fair value of equity investment(4)	—	28,739
Consolidated Adjusted EBITDA from Continuing Operations	$49,276	$73,332

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA from Continuing Operations non-GAAP table.

	Three Months Ended
	March 31
	2025	2024

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Loss	$(4,380)	$(15,258)
Depreciation and amortization(9)	4,618	5,078
Change in fair value of contingent consideration(3)	—	7,320
Asset-Light Adjusted EBITDA	$238	$(2,860)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
4)	Represents a noncash impairment charge to write off an equity investment in Phantom Auto, a provider of human-centered remote operation software, which ceased operations during first quarter 2024.
5)	Represents recognition of the tax impact for the vesting of share-based compensation.
6)	For first quarter 2024, ArcBest reported a net loss on a GAAP basis and reported net income on a non-GAAP basis. The average common shares outstanding used to calculate non-GAAP diluted earnings per share for first quarter 2024 were adjusted to include unvested restricted stock awards, which were excluded from the calculation of GAAP diluted earnings per share due to the net loss.

Three Months Ended
March 31, 2024
Average Common Shares Outstanding
Diluted shares on GAAP basis	23,561,309
Effect of unvested restricted stock awards	568,770
Non-GAAP diluted shares	24,130,079

7)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
8)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
9)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended
	March 31
	2025	2024	% Change

	(Unaudited)
Asset-Based

Workdays	63.0	63.5

Billed Revenue(1) / CWT	$49.40	$48.56	1.7%

Billed Revenue(1) / Shipment	$530.49	$542.84	(2.3%)

Tonnage / Day	10,466	10,937	(4.3%)

Shipments / Day	19,491	19,566	(0.4%)

Shipments / DSY hour	0.447	0.442	1.1%

Weight / Shipment	1,074	1,118	(3.9%)

Average Length of Haul (Miles)	1,124	1,110	1.3%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

Year Over Year % Change
Three Months Ended
March 31, 2025
(Unaudited)
Asset-Light

Revenue / Shipment	(5.9%)

Shipments / Day	(3.7%)

Shipments / Employee / Day	23.6%

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